Exhibit 23.3

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of Perrigo Company plc of our report dated November 17, 2014, relating to the consolidated financial statements of Omega Pharma Invest NV, which appear in Perrigo Company plc’s Current Report on Form 8-K dated November 20, 2014. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers Reviseurs d’Entreprises scrl, represented by Peter Opsomer BVBA Board Member, represented by its fixed representative, Peter Opsomer

Gent, Belgium

November 20, 2014